EXHIBIT 3.2

File #25261

FOR OFFICE USE ONLY

ID Number: 2,672,300 BC	
WO Number: 586474	
Filed: 6-5-09	By: LF

BUSINESS / FARM /PROFESSIONAL CORPORATION ARTICLES OF AMENDMENT

SECRETARY OF STATE

SFN 13008 (07-2008)

RECEIVED
JUN 01 2009
SEC. OF STATE

FILING FEE $20.00

TYPE OR PRINT LEGIBLY **SEE REVERSE SIDE FOR FEES, FILING AND MAILING INSTRUCTIONS.**

1. The name of the corporation as reflected in the Articles of Incorporation on file with the Secretary of State	2. Federal ID Number	3. Telephone Number
Integrity Mutual Funds, Inc.		(701) 852-5292
4. Complete mailing address of the principal place of business (Street/RR, PO Box, City, State, Zip+4)		5. Toll-Free Number
#1 Main Street North Minot ND 58703		

LF

6. The following amendment has been adopted pursuant to the provisions of the North Dakota Business Corporation Act, N.D.C.C., Chapter 10-19.1

Article 1. and 4. of the Restated Articles of Incorporation are amended to read as follows:

ARTICLE 1. The name of the corporation is Capital Financial Holdings, Inc.

ARTICLE 4. The address of the registered office of the corporation is #1 Main Street North, Minot, North Dakota 58703, and the name of its registered agent at that address is Bradley P. Wells.

7. The amendment shall be effective (check one)

☑ When filed with the Secretary of State ☐ Later on ______________ (month, day, year)

8. The amendment was adopted on May 28, 2009 (month, day, year) by one of the following methods: (check the appropriate method)

☑ By the shareholders
☐ By the incorporators where no shares have been issued
☐ By the board where no shares have been issued
☐ By the board changing only the corporate name.

9. "The undersigned, a person authorized by the corporation to sign this amendment, has read the foregoing Articles of Amendment, knows the contents thereof, and believes the statements made thereon to be true. I further authorize the Secretary of State to correct numbers 1 and 6 if not correctly reflected."

Signature	Date
Jacqueline L Case	May 29, 2009

10. Name of person to contact about this document	E-Mail Address	Daytime Telephone number and extension, if any
Jacqueline L. Case		